EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-112586 and 333-117974) pertaining to The Providence Service Corporation 2003 Stock Option Plan of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of The Providence Service Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Houston, Texas

March 14, 2005